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                                                            DRAFT - 1/28/96





                  [Form of the Face of Global Certificate]


COMMON STOCK                                                   COMMON STOCK


                    THE COUNTRYBASKETS INDEX FUND, INC.

            INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                   THE ____________________ INDEX SERIES

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                    CUSIP  22236E______

                              SEE REVERSE FOR CERTAIN
                                     DEFINITIONS

THIS IS TO CERTIFY THAT

                                 CEDE & CO.

is the owner and registered Holder of the number of fully paid and non-assessable shares of the common stock, par value $.001 per share (the "CB(TM) Shares"), of the ____________ Index Series of The CountryBaskets Index Fund, Inc., a Maryland corporation (the "Corporation"), shown from time to time on the records of the transfer agent thereof as represented by this Certificate which shall be all of the outstanding CB(TM) Shares of the ____ Index Series of the Corporation. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the General Corporation Law of the State of Maryland and the Articles of Incorporation and By-laws of the Corporation, as they may be amended from time to time.

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            This certificate is not valid unless manually countersigned by the Transfer Agent.

            WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated



_____________________________          ____________________________
        SECRETARY                                PRESIDENT



                     ____________________________
                            TRANSFER AGENT


              By  __________________________________
                            Authorized Officer

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[Reverse of form of global certificate]

                    THE COUNTRYBASKETS INDEX FUND, INC.

            Incorporated Under the Laws of the State of Maryland

                             _____ Index Series


            This Certificate represents all shares of common stock, par value $.001 per share (the "CB(TM) Shares"), of the ____ Index Series of The CountryBaskets Index Fund, Inc. (the "Corporation") recorded from time to time on the books of the Transfer Agent. The registered Holder is entitled to all the rights, interests and privileges of a stockholder as provided in the Articles of Incorporation and By-Laws of the Corporation, as amended, which are incorporated by reference herein.

            This Certificate shall be transferable by Cede & Co. as the registered Holder hereof by presentation and surrender hereof at the office of State Street Bank and Trust Company, as transfer agent (the "Transfer Agent"), located in Boston, Massachusetts, properly endorsed or accompanied by an instrument of transfer, in form satisfactory to the Transfer Agent, and executed in blank by the registered Holder hereof or his authorized attorney. CB(TM) Shares represented hereby may be redeemed at the net asset value thereof in kind, in cash or a combination thereof pursuant to
Article V of the Articles of Incorporation, as amended in accordance with the requirements thereof, by the registered Holder when tendered together with an instrument of assignment and transfer duly endorsed or executed in blank, together with an irrevocable instruction in writing to redeem the same, and the Corporation will thereafter redeem said CB(TM) Shares at net asset value, provided that the CB(TM) Shares to be redeemed represented by this Certificate shall equal one or more Creation Units of shares as provided in the Articles of Incorporation, as amended from time to time.

            The Corporation has authority to issue stock of more than one series. The Corporation will furnish without charge to the registered Holder hereof a full statement of: (1) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each series which the Corporation is authorized to issue; (2) the differences in the relative rights and preferences between the shares of each series which the Corporation is authorized to issue to the extent such rights and preferences have been set; and (3) the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

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            The registered Holder hereof may be required to pay taxes or other governmental charges that may be imposed in connection with the transfer, redemption or other surrender of this Certificate.

            The Transfer Agent, notwithstanding any notice to the contrary, may treat the person in whose name this Certificate is registered upon the books of the Transfer Agent as the absolute owner hereof for all purposes.


              [SEE CURRENT PROSPECTUS FOR FURTHER INFORMATION
                      CONCERNING REDEMPTION OF SHARES]
                               _____________

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                            [FORM OF ASSIGNMENT]

            For value received ______________________________ hereby sells, assigns and transfers unto ____________________ [______________] (please insert Social Security Number or other identifying number of the Assignee) all shares of the __________ Index Series of The CountryBaskets Index Fund, Inc. represented by the within Certificate, and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said shares on the books of the Transfer Agent for such __________ with full power of substitution in the premises.

Dated:____________                  ____________________________
                                             (Signature)


SIGNATURE GUARANTEED BY: __________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.